UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza, Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 25, 2015, D4 Holdings, LLC ("D4 Holdings"), the holder of approximately 54.0% of the issued and outstanding shares of the common stock, par value $0.001 per share (the "Common Stock"), of deltathree, Inc. (the "Company') sent a letter to the Company's board of directors that indicated that within three to four weeks of the date of the letter D4 Holdings intended to initiate a tender offer to purchase all of the outstanding shares of the Common Stock not owned by D4 Holdings at a purchase price of $0.01 per share in cash. D4 Holdings stated that it is not willing to enter into further forbearance arrangements with the Company or to provide the Company additional financing. Finally, D4 Holdings indicated that, in its capacity as majority stockholder of the Company, it is presently not interested in either selling its shares or voting in favor of any alternative transaction, including a merger or sale of the Company's assets or business or similar transaction.

On March 26, 2015 D4 Holdings sent a letter (the "Revised Offer Letter") to the Company's board of directors that indicated that D4 Holdings withdraws its previous offer and instead proposes to acquire the Company through a merger of the Company with a newly-formed acquisition subsidiary of D4 Holdings. The transaction will be structured as a stock purchase, pursuant to which D4 Holdings will purchase all of the outstanding shares of the Common Stock not owned by D4 Holdings. D4 Holdings restated its previous offer of $0.01 per share, to be paid in cash from its own funds, and accordingly there will be no financing contingency. In addition, D4 Holdings will assume all of the Company's outstanding debt, currently valued at approximately $7.9 million.

The completion of the transaction will be conditioned upon, among other things, approval by a special committee of the Company's board of directors consisting of independent directors. If the transaction is completed, the Common Stock will no longer be registered under Section 12 of the Exchange Act.

The foregoing description of some of the material terms of the merger is not meant to be a complete summary and is qualified in its entirety by the full text of the Revised Offer Letter filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter from D4 Holdings, LLC to the Board of Directors of the Company dated March 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Effi Baruch
Name:	Effi Baruch
Title:	Chief Executive Officer, President, Senior Vice President of Operations and Technology and Secretary

Dated: March 31, 2015